Exhibit 32

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350 AS ADOPTED

PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the quarterly report of Patrick Industries, Inc. (the “Company”) on Form 10-Q for the quarter ended September 28, 2008, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned Chief Executive Officer and Chief Financial Officer of the Company hereby certify, pursuant to 18 U.S.C. §1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002 that: 1) the Report fully complies with the requirements of Section 13(a) or 15 (d) of the Securities Exchange Act of 1934; and 2) the information contained in the Report fairly represents, in all material respects, the financial condition and results of operations of the Company as of and for the periods covered in the Report.

/s/ Paul E. Hassler

Paul E. Hassler,

Chief Executive Officer

/s/ Andy L. Nemeth

Andy L. Nemeth,

Executive Vice President – Finance and

Chief Financial Officer

November 17, 2008

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Patrick Industries, Inc. and will be retained by Patrick Industries, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

The foregoing certification is being furnished to the Securities and Exchange Commission as an exhibit to the Form 10-Q and shall not be considered filed as part of the Form 10-Q.